IMMUNOVANT

TRANSACTION SUMMARY

- Immunovant Sciences Ltd. ("Immunovant") and Health Sciences Acquisitions Corporation (Nasdaq: HSAC) have entered into a definitive business combination agreement
- Transaction is valued at a pre-money equity value of $395 million and $556 million expected post-money equity value*
- Post-closing, Immunovant and HSAC shareholders will account for 77% and 23% of the combined entity respectively*
- Immunovant is expected to have more than $100 million at closing
- Transaction is expected to close in December 2019

** assuming HSAC share price of $10/share and no redemptions from the HSAC shareholders*

IMMUNOVANT OVERVIEW

- Immunovant is developing IMVT-1401, a fully human anti-FcRn monoclonal antibody that delivered a mean IgG reduction of 78% in a Phase 1 study of healthy volunteers receiving 4 weekly 680 mg subcutaneous injections
- Top-line data from ongoing Phase 2a trial in Graves' ophthalmopathy expected by Q1 2020
- Top-line data from ongoing Phase 2a trial in myasthenia gravis expected by Q2 2020

Single-dose administration produced dose-dependent IgG reductions

Mean total IgG reduction after single dose in healthy volunteers



Percent Serum IgG Reduction from Baseline
20%
0%
-20%
-40%
-60%
-80%
-100%
0
7
14
21
28
35
42
49
56
Nominal Day After First Dose
Placebo
0.5 mg/kg SC
1.5 mg/kg SC
5.0 mg/kg SC
340 mg SC
500 mg SC
765 mg SC

Repeat dosing at 680mg SC resulted in a 78% IgG reduction without IV induction

Mean total IgG reduction after 4 weekly doses in healthy volunteers



20%
0%
-20%
-40%
-60%
-80%
-100%
0
7
14
21
28
35
42
49
56
Nominal Day After First Dose
Placebo
340mg SC
680mg SC

OTHER ANTI-FcRn COMPANIES

MOMENTA
Phase II
(Market Cap: $1.2B)*

argenx
Phase III
(Market Cap: $4.3B)*

syntimmune™
(Acquired by Alexion in November 2018 for $400 million upfront and $800 million in milestone payments)

BLUE-CHIP INVESTORS

ROIVANT SCIENCES

RTW Investments

BVF PARTNERS L.P.

EVENTIDE

Cormorant Asset Management

PERCEPTIVE ADVISORS

Adage Capital Management, L.P.

** As of 10/03/2019*